EXHIBIT 99.2
BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per ordinary share and ADS data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
	(unaudited)		(unaudited)
Revenues:
Net license fees	$155,320	$135,993	$515,637	$473,373
Services	149,266	130,695	561,514	452,258

Total revenues	304,586	266,688	1,077,151	925,631
Cost of revenues:
Net license fees	8,129	7,502	29,715	28,272
Services	57,610	46,589	216,626	172,133

Total cost of revenues	65,739	54,091	246,341	200,405

Gross margin	238,847	212,597	830,810	725,226
Operating expenses:
Sales and marketing	122,301	113,801	434,432	406,796
Research and development	42,574	38,979	166,124	150,562
General and administrative	27,932	21,635	97,910	83,947
Restructuring costs	298	677	150	2,169

Total operating expenses	193,105	175,092	698,616	643,474

Income from operations	45,742	37,505	132,194	81,752
Interest and other income (expense), net	3,831	(1,550)	14,304	(4,220)

Income before provision for income taxes	49,573	35,955	146,498	77,532
Provision for income taxes	(14,660)	(14,609)	(53,873)	(30,409)

Net income	$34,913	$21,346	$92,625	$47,123

Basic net income per ordinary share and ADS	$0.38	$0.24	$1.02	$0.53

Diluted net income per ordinary share and ADS	$0.37	$0.24	$1.00	$0.52

Ordinary shares and ADSs used in computing basic net income per ordinary share and ADS	91,588	88,769	90,405	88,748

Ordinary shares and ADSs and equivalents used in computing diluted net income per ordinary share and ADS	95,086	90,390	93,036	91,077

Business Objects Reports Fourth Quarter 2005 Results
BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except nominal value per ordinary share)

	December 31, 2005	December 31, 2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$332,777	$293,485
Restricted cash	22,157	7,089
Short-term investments	4,651	3,831
Accounts receivable, net	265,672	248,957
Prepaid and other current assets	74,485	54,903

Total current assets	699,742	608,265

Goodwill	1,166,043	1,067,694
Other intangible assets, net	110,512	124,599
Property and equipment, net	74,116	64,053
Deposits and other assets	52,087	51,363
Long-term restricted cash	20,858	6,954

Total assets	$2,123,358	$1,922,928

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$45,777	$40,939
Accrued payroll and related expenses	83,332	84,918
Income taxes payable	79,820	85,000
Deferred revenues	201,788	194,366
Other current liabilities	72,098	83,544
Escrows payable	21,728	6,654

Total current liabilities	504,543	495,421

Long-term escrows payable	10,902	—
Other long-term liabilities	11,724	14,047
Long-term deferred revenues	6,734	6,316

Total liabilities	533,903	515,784

Shareholders’ equity
Ordinary shares, Euro 0.10 nominal value	10,359	10,312
Additional paid-in capital	1,217,473	1,167,336
Treasury and Business Objects Option LLC shares	(3,223)	(53,335)
Retained earnings	342,345	249,720
Unearned compensation	(12,243)	(8,079)
Accumulated other comprehensive income	34,744	41,190

Total shareholders’ equity	1,589,455	1,407,144

Total liabilities and shareholders’ equity	$2,123,358	$1,922,928

Business Objects Reports Fourth Quarter 2005 Results
BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended
	December 31,
	2005	2004
	(unaudited)
Operating activities:
Net income	$92,625	$47,123
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	31,691	32,493
Amortization of other intangible assets	32,851	30,780
Stock-based compensation expense	6,942	6,687
Acquired in-process research and development	3,584	—
Loss on retirements of property and equipment	972	—
Deferred income taxes	(5,786)	14,708
Tax benefit from employee stock plans	8,510	8,812
Changes in operating assets and liabilities:
Accounts receivable, net	(26,296)	(51,809)
Prepaid and other current assets	(15,684)	(15,042)
Deposits and other assets	14,181	(30,777)
Accounts payable	6,596	(8,660)
Accrued payroll and related expenses	319	(7,090)
Income taxes payable	4,335	(9,948)
Deferred revenues	17,288	58,186
Other liabilities	(8,655)	13,177
Short-term investments classified as trading	(820)	(499)

Net cash provided by operating activities	162,653	88,141

Investing activities:
Purchases of property and equipment	(41,079)	(30,273)
Business acquisitions, net of acquired cash	(128,814)	(279)

Net cash used in investing activities	(169,893)	(30,552)

Financing activities:
Issuance of shares	53,113	40,586
Purchase of treasury shares	—	(40,231)
Increase in escrows payable	25,976	—
Transfer of cash (to) from restricted cash accounts	(28,972)	5,200
Payments on escrows payable	—	(3,074)

Net cash provided by financing activities	50,117	2,481

Effect of foreign exchange rate changes on cash and cash equivalents	(3,585)	(1,965)

Net increase in cash and cash equivalents	39,292	58,105
Cash and cash equivalents, beginning of the period	293,485	235,380

Cash and cash equivalents, end of the period	$332,777	$293,485